UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

July 28, 2011
(Date of earliest event reported)

0-16211
(Commission File Number)

DENTSPLY International Inc.
(Exact name of registrant as specified in its charter)

Delaware	39-1434669
(State of Incorporation)	(IRS Employer Identification No.)

221 West Philadelphia Street,
York, Pennsylvania	17405-0872
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (717) 845-7511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. - Results of Operations and Financial Condition

The following information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition."

On July 28, 2011, the Company issued a press release disclosing its second quarter 2011 sales and earnings. This earnings release references net sales, excluding precious metal content, and net income, adjusted for certain charges, both of which are considered measures not calculated in accordance with generally accepted accounting principles (non-GAAP measures). Due to the fluctuations of precious metal prices and because the precious metal content of the Company's sales is largely a pass-through to customers and has minimal effect on earnings, the Company reports sales both with and without precious metal content to show the Company's performance independent of precious metal price volatility and to enhance comparability of performance between periods.  Earnings from operations, adjusted for certain charges, are presented to enhance the comparability between periods. A copy of the Company's press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01. -  Financial Statements and Exhibits

(d) Exhibits:

99.1 The DENTSPLY International Inc. Second Quarter 2011 earnings release issued July 28, 2011 as referenced in Item 2.02.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENTSPLY International Inc.

By:	/s/ William R. Jellison
William R. Jellison Senior Vice President and Chief Financial Officer

Date: July 28, 2011